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                                                                    EXHIBIT 99.2

                                                                 EXECUTION COPY



                 AGREEMENT OF PURCHASE AND SALE OF SOCIAL QUOTAS


         AGREEMENT dated as of October 2, 2001 (the "Agreement"), by and among:

         (i) NRGenerating Holdings GmbH, a Swiss holding company, having its principal office at Steinackerstrasse 9, 8700 Kusnacht, Switzerland (together with any successor or permitted assigns, the "Purchaser");

         (ii) NRG Energy, Inc., a Delaware corporation, having its principal office at 901 Marquette Avenue, Minneapolis, Minnesota ("NRG Guarantor");

         (iii) York Holdings (Caymans) L.L.C., a Cayman Islands limited liability company, having its principal office at c/o York Research Corporation, 280 Park Avenue, New York, New York (the "Seller");

         (iv) York Ex International SRL, a Barbados exempt society with restricted liability having its principal office at c/o York Research Corporation, 280 Park Avenue, New York, New York (the "Company"); and

         (v) York Research Corporation, a Delaware corporation, having its principal office at 280 Park Avenue, New York, New York (the "York Guarantor").



                             PRELIMINARY STATEMENTS

         1. The Quotas. Seller beneficially owns one-hundred percent (100%) of the social quotas, without nominal or par value, constituting all of the issued and outstanding equity interests in the Company (collectively, such social quotas being referred to herein as the "Quotas").

         2. Company Ownership of YHB. The Company beneficially owns one-hundred percent of the social quotas, without nominal or par value, constituting all of the issued and outstanding equity interests in York Holdings (Barbados) SRL, a Barbados society with restricted liability ("YHB").

         3. YHB Ownership of InnCOGEN. YHB beneficially owns one-hundred percent of the share capital of InnCOGEN, Limited, a Trinidadian private company limited by shares ("InnCOGEN"), constituting all of the issued and outstanding shares of capital stock of InnCOGEN.

         4. The Transaction. Seller desires to sell, and Purchaser desires to purchase, the Quotas on the terms and subject to the conditions set forth in this Agreement (the "Transaction"). Purchaser's intent in acquiring the Quotas is to acquire ownership and control of InnCOGEN.

         5. The Guarantors. York Guarantor and NRG Guarantor will derive substantial benefits from the consummation of the transactions contemplated herein.
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         IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the adequacy and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.        PURCHASE AND SALE OF QUOTAS.

         Subject to and upon the terms and conditions set forth in this Agreement, the Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase from the Seller, at the Closing, the Quotas.

SECTION 2.        PURCHASE PRICE OF THE QUOTAS.

         In consideration for the sale of the Quotas by the Seller to the Purchaser and in full payment therefor, and in reliance upon the representations, warranties, and covenants made herein by York Guarantor and Seller, Purchaser will deliver to the Escrow Agent, in accordance with Section 3.3, at the Closing payment by wire transfer in New York Clearing House funds of ONE-HUNDRED FORTY MILLION DOLLARS ($140,000,000.00) in the aggregate (the "Purchase Price").

SECTION 3.        CLOSING; ESCROW; PRORATION.

         3.1. Location; Date. Subject to the provisions set forth in the Escrow Agreement (as defined below), the "Closing" shall take place within five (5) days after all of the conditions precedent set forth in Sections 8 and 9 have been either met or waived by the applicable party, at the offices of Moses & Singer LLP, 1301 Avenue of the Americas, New York, New York 10019, or such other time and place as the parties may agree upon. The day on which the Closing actually takes place (which shall be deemed to occur when all items are distributed in accordance with the Escrow Agreement) is herein sometimes referred to as the "Closing Date". If the Closing fails to occur by November 21, 2001 (the "Date Certain"), then either the Purchaser or the Seller shall have the right to terminate this Agreement upon three (3) days written notice to the other party.

         3.2. Deliveries. At the Closing, the Seller will deliver or cause to be delivered to the Escrow Agent (as defined below), in accordance with Section 3.3:

         3.2.1. Certificates for the Quotas duly endorsed, with all necessary transfer stamps and/or powers of attorney and other instruments of transfer;

         3.2.2. a consent or letter agreement executed by the Trinidad and Tobago Electricity Commission ("TTEC"), Ministry of Energy and the Ministry of Finance of Trinidad and Tobago, (the "Consent"), consenting to the Transaction and acknowledging that (a) the Government Agreement, dated February 12, 1998 (as amended, the "Government Agreement"), between the Government of the Republic of Trinidad and Tobago (the "GOTT") and InnCOGEN, (b) the License Agreement and Agreement for Sale and Purchase of Power, dated February 12, 1998 (as amended, the "License"), between TTEC and InnCOGEN, and (c) the Fiscal Incentives (InnCOGEN Limited) Order, 1998 (the "FIO") , shall remain in full force and effect following the consummation of the Transaction and that the consummation of the Transaction shall not result in a breach of any provisions of the Government Agreement, License, or FIO;

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         3.2.3. an opinion letter from the Attorney General of Trinidad and
Tobago, (the "Attorney General Letter"), regarding the enforceability and binding nature of the obligations of TTEC and GOTT contained in the Consent, the Government Agreement, License, and FIO following the consummation of the Transaction;

         3.2.4. executed resignation letters effective as of the Closing Date for each of the officers, directors, or managers of each of the York Sale Entities;

         3.2.5. (a) an "Officer's Certificate" certificate, duly executed and delivered by an authorized officer of the Seller as required under Section 8.7; and (b) such incumbency and signature certificates of the Seller, the York Guarantor, and each of the York Sale Entities as the Purchaser may reasonably request;

         3.2.6. satisfactory evidence of the release of all liens, encumbrances, or attachments and the cancellation or termination of all powers of attorney on or affecting each of the York Sale Entities, and any of their respective shares, quotas, assets or property;

         3.2.7. an executed escrow agreement in a form mutually agreeable to the Parties (the "Escrow Agreement").

         3.2.8. all other documents, instruments, consents and approvals (a) necessary to consummate the Transaction, (b) required to be delivered to Purchaser under the provisions of this Agreement, or (c) reasonably requested by Purchaser to be delivered in connection with the Transaction.

         3.3. Escrow. At the Closing:

         (a) Purchaser shall deliver to the escrow agent to be appointed under the Escrow Agreement (the "Escrow Agent") the Purchase Price, which shall be placed in an interest bearing escrow account and shall be held and distributed in accordance with the terms of an Escrow Agreement by and among Seller, Purchaser, and Escrow Agent.

         (b) Seller shall deliver to the Escrow Agent the documents, instruments, and certificates specified in Section 3.2 and in the Escrow Agreement, which shall be placed into escrow and held and distributed in accordance with the terms of the Escrow Agreement.

         3.4. Proration. Seller and Purchaser agree that the items listed below, shall be prorated as of the Closing Date, with Seller liable to the extent such items relate to any period prior to the Closing Date, and Buyer liable to the extent such items relate to periods on and after the Closing Date: (i) accounts receivable and payable; (ii) operating and maintenance expenses; and (iii) VAT payments with respect to which InnCOGEN is entitled to a refund. The Parties agree that lease payments and taxes paid by the Seller are not subject to proration, but are solely for the Seller's account.

         3.5. Further Assurances. At any time and from time to time after the Closing, at Purchaser's request and without further consideration, the York Guarantor and/or Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and will take such related action as Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title (free and clear of all liens, pledges, or other encumbrances) to, all of the Quotas, to put Purchaser in actual possession and operating control of the Quotas and the York Sale Entities and to assist Purchaser in exercising all rights with respect thereto.

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SECTION 4. REPRESENTATIONS AND WARRANTIES BY YORK GUARANTOR AND SELLER.

         York Guarantor and Seller hereby represent and warrant to Purchaser on behalf of themselves, the Company, YHB and InnCOGEN, as follows (the York Guarantor, the Seller, and the York Sale Entities are collectively referred to herein as the "York Entities"):

         4.1. Organization, Standing and Qualification. Each of the York Sale Entities is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation; has all requisite power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated.

         4.2. Subsidiaries. The Company has no subsidiaries except YHB; YHB has no subsidiaries except InnCOGEN, and InnCOGEN has no subsidiaries. None of the York Sale Entities has any interest, direct or indirect, nor has any agreement, understanding, commitment or arrangement to purchase any interest, direct or indirect, in any other corporation or in any limited liability company, partnership, joint venture or other business enterprise or entity. Except as set forth in Schedule 4.2, since August 4, 1998 through and including the Closing Date, the business carried on by the Company has not been conducted through any other direct or indirect subsidiary or affiliate of the Company other than YHB and InnCOGEN, or any present or former shareholder of the Company.

         4.3. Transactions with Certain Persons. Except as set forth in Schedule 4.3, no part of the property or assets of the York Guarantor, Seller, or any direct or indirect subsidiary (other than the York Sale Entities) or affiliate of the Seller is used by the York Sale Entities.

         4.4. Execution, Delivery and Performance of Agreement; Authority. Neither the execution, delivery, nor the performance of this Agreement by the York Entities will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of the certificate of incorporation or by-laws of any of the York Entities or, except as set forth in Schedule 4.4, any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment or decree to which any of the York Entities is a party or by which any of them or the property of any of them may be bound or affected. Except as set forth in Schedule 4.4 hereto, no consent of any third party (including without limitation any governmental or regulatory body) is required to be obtained or made by any of the York Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Each of the York Entities which is a signatory hereto has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by each of them or their stockholders to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken and this Agreement constitutes a valid and binding obligation of each of the York Entities which is a signatory hereto, enforceable in accordance with its terms.

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         4.5. Capitalization. The presently authorized, issued and outstanding social quotas, capital stock, or share capital of the York Sale Entities, which represent one-hundred percent (100%) of the issued and outstanding social quotas, capital stock, or share capital of the York Sale Entities and the names and addresses of the lawful record and beneficial owners thereof are set forth in Schedule 4.5 annexed hereto. Except as set forth in Schedule 4.5, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, phantom stock, voting rights agreements or trusts, or other agreements or arrangements of any character or nature whatsoever under which the Company or any subsidiary of the Company, the York Guarantor, or the Seller is or may become obligated to issue, assign or transfer any shares, quotas, or other beneficial ownership interests of the York Sale Entities' social quotas, capital stock or share capital of any class.

         4.6. Ownership. (a) The lawful record and beneficial owners of one-hundred percent (100%) of the Quotas, and the number of Quotas owned by such owner, are set forth in Schedule 4.6 annexed hereto. Except as set forth on
Schedule 4.13, all such Quotas are owned free and clear of any liens, claims, encumbrances, restrictions or adverse claims of any kind. Except as set forth in
Schedule 4.6, there are no agreements, understandings or arrangements regarding the transfer, sale, disposition, purchase, acquisition or voting of the Quotas. Upon delivery thereof to Purchaser at the Closing, together with a duly executed quota transfer power and/or power of attorney, Purchaser will acquire good, marketable and valid title to the Quotas, free and clear of any liens, claims, encumbrances, restrictions or adverse claims of any kind or nature whatsoever.

              (b) The lawful record and beneficial owners of one-hundred percent (100%) of the social quotas in YHB, and the number of social quotas owned by such owner, are set forth in Schedule 4.6 annexed hereto. Except as set forth on
Schedule 4.13, all such quotas are owned free and clear of any liens, claims, encumbrances, restrictions or adverse claims of any kind and each owner has good and marketable title to such quotas. Except as set forth in Schedule 4.6 hereto, there are no agreements, understandings or arrangements regarding the transfer, sale, disposition, purchase, acquisition or voting of YHB's social quotas.

              (c) The lawful record and beneficial owners of one-hundred percent (100%) of the share capital of InnCogen, and the amount of share capital owned by such owner, are set forth in Schedule 4.6 annexed hereto. Except as set forth on Schedule 4.13, all such share capital is owned free and clear of any liens, claims, encumbrances, restrictions or adverse claims of any kind and each owner has good and marketable title to such share capital. Except as set forth in
Schedule 4.6 hereto, there are no agreements, understandings or arrangements regarding the transfer, sale, disposition, purchase, acquisition or voting of InnCogen's share capital.

         4.7. Financial Statements. The Seller has delivered to Purchaser copies of the consolidated financial statements described in Sections 4.7.1 and 4.7.2 below (hereinafter collectively called the "Financial Statements"), all of which are true, complete and correct, have been prepared from the books and records of each of the York Sale Entities in accordance with GAAP in the United States, consistently applied and maintained throughout the periods indicated and fairly present the financial condition and results of operations of each of the York Sale Entities as at their respective dates and the results of their operations and cash flow for the periods covered thereby:

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               4.7.1. balance sheet of the Company as of February 28, 2000 and
2001, and audited statements of earnings and cash flow for each of the years then ended; and

               4.7.2. balance sheet of the each of the York Sale Entities (the "Balance Sheet") as of May 31, 2001, (the "Balance Sheet Date") and the York Sale Entities's unaudited statements of earnings and cash flows for the three-month period then ended.

         4.8. Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against on the Balance Sheets (including the notes thereto), as of the Balance Sheet Date none of the York Sale Entities had any material debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any material foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by InnCOGEN's and/or YHB's and/or the Company's income, or property or authorized or outstanding capital stock, social quotas, or share capital, for any period prior to the close of business on the Balance Sheet Date or any other material debts, liabilities or obligations in whole or in part relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Balance Sheet Date, whether or not then known, due or payable.

         4.9. Taxes.

         (a) Each of the York Sale Entities has timely (taking into account extensions of time to file) filed all Tax Returns required to be filed by it, and all such Tax Returns were true, correct and complete in all material respects. Each of the York Sale Entities has paid all Taxes shown thereon or otherwise due. Each of the York Sale Entities has provided adequate accruals in accordance with GAAP in the Balance Sheets for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Other than Taxes incurred in the ordinary course of business, none of the York Sale Entities has any liability for unpaid Taxes accruing after the Balance Sheet Date

         (b) No property of any of the York Sale Entities is subject to any liens for Taxes, other than liens for Taxes not yet due and payable.

         (c) No audit of any Tax Return of any of the York Sale Entities is being conducted or, to the knowledge of the Company, threatened, by a tax authority.

         (d) No extension of the statute of limitations on the assessment of any Taxes has been granted by any of the York Sale Entities and is currently in effect or has been requested.

         (e) None of the York Sale Entities has or has ever been a party to any Tax sharing or Tax allocation agreement or Tax indemnity agreement nor does any such entity have any liability or potential liability to another party under any such agreement.

         (f) Except as set forth in Schedule 4.9, no taxing authority has raised any issue with respect to Taxes which, by application of similar principles, could result in the issuance of a Notice of Deficiency or similar notice of intention to assess Taxes by any Tax Authority.

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         (g) None of the York Sale Entities has been delinquent in the payment of any Tax.

         (h) Except as set forth in Schedule 4.9, none of the York Sale Entities has any Tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim.

               4.9.1. For purposes of this Agreement, "Tax" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (whether or not imposed on a York Sale Entity), imposed by any Governmental or Regulatory Body or taxing authority, including, without limitation, taxes or other charges on, measured by, or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any person or as a result of an express or implied obligation to indemnify any person and (iv) any and all interest, penalties, additions to tax and additional amounts imposed in connection with or with respect to any amounts described in (i), (ii) or (iii).

               4.9.2. "Tax Return" shall mean any return, report, statement, form or other documentation (including any additional or supporting material and any amendments or supplements) filed or maintained, or required to be filed or maintained, with respect to or in connection with the calculation, determination, assessment or collection of any Taxes.


               4.9.3. The CARICOM Treaty, the Fiscal Incentives (InnCOGEN) Order, 1998, and all other relevant tax relief or tax holiday legislation or authorizations regarding corporate tax relief, property tax relief, and total relief from customs duties currently applicable to any of the York Sale Entities are in full force and effect, and shall not be affected by the consummation of the transactions contemplated by this Agreement. The Company is an "exempt company" under Barbados law and its status as such shall not be affected by the consummation of the transactions contemplated by this Agreement. YHB has taken all necessary steps to ensure that it is treated by the relevant authorities as resident in Barbados for purposes of the Caricom Treaty, and is so resident.

         4.10. Absence of Changes or Events. Except as set forth in Schedule
4.10 annexed hereto, since the Balance Sheet Date, each of the York Sale Entities has conducted its business only in the ordinary course and each has not (either individually or collectively):

               4.10.1. incurred any debt, obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, whether as guarantor, surety or primary obligor, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with prior practice, none of which current liabilities, in any single case or in the aggregate is greater than $500,000.00;

               4.10.2. discharged or satisfied any lien, charge or encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than the discharge of (i) the Portfolio Bonds and any lien in connection therewith, (ii) current liabilities shown on the Balance Sheets and (iii) current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with prior practice;

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               4.10.3. mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction on any of its property, business or assets, tangible or intangible;

               4.10.4. sold, transferred, leased to others or otherwise disposed of any assets, except for inventory sold in the ordinary course of business on normal trade terms, or cancelled or compromised any debt or claim, or waived or released any right of value;

               4.10.5. (i) received any notice of termination or default under the License Agreement, the Government Agreement, any document, instrument, or agreement set forth in Schedule 4.14 pursuant to the provisions of Sections
4.14.5 and 4.14.6, or any lease for real property, or (ii) suffered any damage, destruction or loss (whether or not covered by insurance) which, in any single case or in the aggregate, has had or might reasonably be expected to have a Material Adverse Effect on any of the York Sale Entities;

               4.10.6. made any capital expenditures or capital additions or betterments in excess of an aggregate of $100,000;

               4.10.7. entered into any transaction, contract or commitment other than in the ordinary course of business and which does not have an annual individual value of greater than $50,000 or aggregate value of greater than $100,000 that would require a payment in respect thereof by any of the York Sale Entities after the Closing Date;

               4.10.8. paid or agreed to pay a brokerage or finder's fee, in connection with, this Agreement or the transactions contemplated hereby, other than to Credit Suisse First Boston; or

               4.10.9. entered into any agreement or made any commitment to take any of the types of action described in Sections 4.10.1 through 4.10.8 above.

         4.11. Litigation. Except as set forth in Schedule 4.11, there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, or any order, decree or judgment in progress, pending or in effect, or to the knowledge of the York Entities threatened against, in connection with, or relating to Seller or the York Sale Entities, or their officers, directors or employees, their properties, assets, business or prospects or the transactions contemplated by this Agreement. No such pending or threatened claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding is reasonably expected to have a Material Adverse Effect on any of the Seller or the York Sale Entities.

         4.12. Compliance with Laws and Other Instruments. Except as set forth in Schedule 4.12, each of the York Entities is in compliance or has complied since August 4, 1998, with and, to the extent applicable, maintained all existing laws, rules, regulations, ordinances, orders, judgments, permits, authorizations, clearances and decrees now or hereafter applicable to its business, properties or operations as conducted at such time, except where the failure to comply or maintain (as applicable) would not be reasonably expected to have a Material Adverse Effect on the Seller or the York Sale Entities or their ability to perform their obligations under any document, instrument, or agreement set forth in Schedule 4.14 pursuant to Sections 4.14.5 and 4.14.6, or their ability to own or operate the assets, properties, or business of InnCOGEN.

                                      -8-
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         4.13. Title to Properties. Each of the York Sale Entities has good title to or has a valid leasehold interest in all of the properties and assets it owns or uses in its business or purports to own. Except as set forth in
Schedule 4.13, none of such properties and assets is subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise which would reasonably be expected to have a Material Adverse Effect. Except as set forth in
Schedule 4.13, all of the properties and assets owned, leased or used by any of the York Sale Entities (including without limitation all equipment, racks, shelving, store fixtures, machines, and tools) are in working order and are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for either all current operations of any of the York Sale Entities or their ability perform any of their obligations under any document, instrument, or agreement set forth in Schedule 4.14 pursuant to Sections 4.14.5 and 4.14.6.

         4.14. Schedules. Attached hereto as Schedule 4.14 is a separate schedule containing a true, accurate and complete list and description of (such schedule, collectively with such other schedules set forth in this Section 4, the "Schedules"):

               4.14.1. All real property owned by the York Sale Entities or in which the York Sale Entities has a leasehold or other interest.

               4.14.2. All machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies), owned or, leased by any of the York Sale Entities except for items having a value less than $5,000 and which do not, in the aggregate, have a total value of more than $50,000.

               4.14.3. All (i) patents ( including, without limitation, designed patents, industrial patents, industrial designs and utility models) in patent applications (including, without limitation, docketed patented disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (ii) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans and registrations and applications for registration thereof; (iii) copyrights (including, without limitation, software) and registrations thereof; (iv) inventions, processes, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (v) mask works and other semi-conductor chip rights and registrations thereof; and (vi) any and all intellectual property rights similar to any of the foregoing, and all copies and tangible embodiments thereof (in whatever form or medium, whether now known or hereafter devised, including but not limited, to electronic, magnetic and optical media) (collectively "Intellectual Property") wholly or partially owned or held by the York Sale Entities or used in the operation of the York Sale Entities' business.

               4.14.4. (a) All fire, theft, casualty, liability and other insurance policies that have been issued in the name of the York Sale Entities insuring the York Sale Entities, and their assets, properties, business, and equipment, all of which shall remain in full force and effect through and after the Closing Date.

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               (b) All fire, theft, casualty, liability and other insurance policies that have been issued in the name of the York Guarantor insuring the York Sale Entities, and their assets, properties, business, and equipment, all of which shall remain in full force and effect through and including the Closing Date.

               4.14.5. All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guarantees, leases or lease purchase agreements to which any of the York Sale Entities is a party or by which it or its property is bound.

               4.14.6. All commitments, contracts and other agreements, or other understandings or arrangements to which any of the York Sale Entities is a party or by which it or any of its property is bound or affected but excluding (A) contracts in connection with the Portfolio Bonds, (B) purchase and sales orders and commitments made in the ordinary course of business involving payments or receipts by any of the York Sale Entities of less than $100,000, (C) contracts entered into in the ordinary course of business and involving payments or receipts by any of the York Sale Entities of less than $100,000, and (D) contracts entered into in the ordinary course of business which are terminable by such applicable York Sale Entity on less than thirty (30) days' notice without any penalty or consideration and involving payments or receipts by any of the York Sale Entities of less than $100,000 in the case of any single contract but not more than $250,000 in the aggregate, but including any and all contracts with any government agency, authority or instrumentality. To the best knowledge of any of the York Entities, all such commitments, contracts and other agreements, or other understandings or arrangements have been duly executed and delivered by all parties thereto, remain in full force and effect (and will remain in effect after the consummation of the transactions contemplated hereunder), and no default or event of default or notice thereto (whether on the part of any of the York Sale Entities, or any counterparty thereto) (i) is existing and continuing, pending or threatened or (ii) will occur solely as a result of the consummation of the transactions contemplated hereunder.

               4.14.7. The names of all of the York Sale Entities directors, managers and officers; the name of each bank in which any of the York Sale Entities has an account or safe deposit box, each account number or box number relating thereto (including, but not limited to, the maintenance reserve account), the balances currently on deposit in each, and the names of all persons authorized to draw thereon or have access thereto, and the names of all persons, if any, holding tax or other powers of attorney from any of the York Sale Entities and a summary of the terms thereof.

         4.15. Intellectual Property. Each of the York Sale Entities owns or possesses the royalty free licenses or other rights to use all Intellectual Property used by it or necessary to conduct its business as it is presently operated. None of the York Sale Entities is infringing upon or otherwise acting adversely to any Intellectual Property owned by any other person or persons, and there is no claim or action by any such person pending, or to the knowledge of the York Sale Entities or Seller threatened, with respect thereto, which in any case would reasonably be expected to have a Material Adverse Effect on either the Seller or the York Sale Entities.

         4.16. No Guarantees. Except as set forth in Schedule 4.16, none of the obligations or liabilities of the York Sale Entities are guaranteed by any other person, firm or corporation, nor have any of the York Sale Entities guaranteed the obligations or liabilities of any other person, firm or corporation (including without limitation any present or former shareholder or employee or any affiliate thereof).

         4.17. Employee Benefit Plans.

               (a) Except as detailed on Schedule 4.17 hereto: (1) none of the York Sale Entities or any trade or business (whether or not incorporated) which is treated as a single employer with any of the York Sale Entities, maintains or contributes to, or has ever maintained or contributed to, any "defined benefit plan" as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any plan subject to section 302 of ERISA, any multiemployer plan or any multiple employer pension or welfare arrangement as such terms are defined in ERISA; and (2) none of the York Sale Entities maintains or contributes to, or has ever maintained or contributed to, any plan or arrangement of any kind or nature whatsoever which is or was subject to the provisions of ERISA or the U.S. Internal Revenue Code.

               (b) Schedule 4.17 includes a complete, true and accurate list of all mandatory government or national insurance pension or welfare arrangements with respect to which any of the York Sale Entities has any obligation or liability (whether actual, contingent or prospective) in respect of any current or former employee or director ("Governmental Plans").

               (c) Schedule 4.17 includes a complete, true and accurate list of all employee benefit schemes, arrangements or agreements to which any of the York Sale Entities or their affiliates is a party, or which provide funding for the provision of employee benefits in respect of any current or former employee or director of any of the York Sale Entities (or spouse or dependent of any of them), in respect of which any of the York Sale Entities has any obligation or liability (whether actual, contingent or prospective) other than Governmental Plans ("Employee Benefit Arrangements").

               (d) No announcement has been made or any assurance given to any current or former employee or director of any of the York Sale Entities (or spouse or dependent of any of them) by any of the York Sale Entities or their affiliates regarding the introduction, continuance, reduction, increase or improvement of any employee benefits in respect of any such person in connection with the Employee Benefit Arrangements.

               (e) Each of the Employee Benefit Arrangements which are prefunded or which are required by law to be prefunded have been funded to the extent recommended by the relevant actuary or authority relating to that Employee Benefit Arrangement. All amounts due and payable prior to or accrued in the period up to the Closing in respect of each of the Employee Benefit Arrangements or Governmental Plans have been paid.

               (f) Each of the York Sale Entities and any persons or bodies separately representing the legal ownership of the Employee Benefit Arrangements have complied with their respective obligations under the relevant documentation governing that Employee Benefit Arrangement and with the provisions of the relevant legislation or tax requirements governing or applicable to that Employee Benefit Arrangement except where the failure to comply with such requirements would not result in, or be reasonably expected to result in a Material Adverse Effect. Each of the York Sale Entities has at all times complied with the provisions of relevant legislation or tax requirements relating to the Governmental Plans, except where the failure to comply with such requirements would not result in, or be reasonably expected to result in a Material Adverse Effect.

               (g) None of the York Sale Entities nor any of the Employee Benefit Arrangements is engaged in any ombudsman, litigation or arbitration proceedings in respect of the Employee Benefit Arrangements and to the knowledge of the York Sale Entities, (i) no such ombudsman, litigation or arbitration proceedings are pending or threatened by or against the York Sale Entities or the Employee Benefit Arrangements and (ii) there are no circumstances likely to give rise to any such proceedings in respect of any current or former employees or directors of the York Sale Entities.

               (h) None of the Employee Benefit Arrangements is or may be subject to, or may subject any of the York Sale Entities to, any tax or penalty, or may result in a lien being imposed on or a claim being made against any of the Quotas or the share capital or assets of any of the York Sale Entities.

         4.18. Status Under Certain Statutes. None of the York Sale Entities is:
(i) a "public utility company" or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", or an "affiliate" of such a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person", as such terms are defined in the Investment Company Act of 1940, as amended, or otherwise subject to regulation under any such acts.

         4.19. Environmental Matters.

               4.19.1. As used herein, the following terms shall have the meanings provided below:


                 (a) "Environmental Laws" shall mean all (a) laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any governmental authority, relating in any way to pollution or protection of the environment, natural resources or human health and safety, including such laws and regulations relating to Releases or threatened Releases of Hazardous Substances or otherwise relating to the manufacture, formulation, generation, processing, distribution, use, treatment, storage, Release, transport, Remediation, abatement, cleanup or handling of Hazardous Substances, (b) laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any governmental authority with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances and (c) laws relating to the management or use of natural resources.

                 (b) "Environmental Permits" means all permits, certificates, licenses and authorizations of all governmental authorities under Environmental Laws.

                 (c) "Hazardous Substances" means (a) any petrochemical or petroleum products, oil or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde insulation and transformers or other equipment that contains dielectric fluid which may contain polychlorinated biphenyls, (b) any chemical materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "hazardous constituents", "restricted hazardous materials", "extremely hazardous substances", "toxic substances", "contaminants", "pollutants", "toxic pollutants", or words of similar meaning and regulatory effect under applicable Environmental Law and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

                 (d) "Release" shall mean any release, spill, leak, discharge, disposal of, pumping, pouring, emitting, emptying, injecting, leaching, dumping or allowing to escape into or through the environment, as "environment" is defined by applicable Environmental Law.

                 (e) "Remediation" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Substances in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) any other actions authorized by any applicable Environmental Law or any actions taken to correct existing or alleged conditions affecting the licensing or certification of any laboratory owned, operated or leased by any of the York Sale Entities or predecessors in interest.

               4.19.2. Except as set forth in Schedule 4.19.2 hereto:

                 (a) Each of the York Sale Entities holds and is in compliance with, all Environmental Permits that each of the York Sale Entities is required to own in order to own, lease and operate all property presently owned, operated or leased by such entity, and each of the York Sale Entities is otherwise in compliance with applicable Environmental Laws with respect to the ownership, lease, maintenance or operation of all property presently owned, operated or leased by any of the York Sale Entities, except for such failures to hold or comply with required Environmental Permits, and such failures to be in compliance with applicable Environmental Laws, as would not, individually or in the aggregate, impair the ability of the Purchaser to operate any of the property presently owned, operated or leased by any of the York Sale Entities, respectively, after the Closing in the manner operated on the date hereof or to meet any contractual requirement under the License, the Government Agreement, or any other document, instrument, or agreement set forth on Schedule 4.14 pursuant to Sections 4.14.5 and 4.14.6;

                 (b) None of the York Sale Entities has received any written request for information, or been notified in writing that it is a potentially responsible party under CERCLA or any similar law of any jurisdiction having authority over such York Sale Entity with respect to any of the property presently owned, operated or leased by any of the York Sale Entities, or any written notice relating to any governmental authority's allegation or investigation of any criminal violations by any of the York Sale Entities, of any Environmental Laws, except for requests or notices with respect to any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), as would not, individually or in the aggregate, impair the ability of the Purchaser to operate any of the property presently owned, operated or leased by any of the York Sale Entities after the Closing in the manner operated on the date hereof or to meet any contractual requirement under the License or the Government Agreement, or any other document, instrument, or agreement set forth on Schedule
4.14 pursuant to Sections 4.14.5 and 4.14.6; and

                 (c) None of the York Sale Entities has entered into or agreed to any consent decree or order under any Environmental Law relating to the property presently owned, operated or leased by any of the York Sale Entities, and none of the York Sale Entities is subject to any outstanding judgment, decree or order relating to compliance with any Environmental Law or to the investigation or cleanup of Hazardous Substances under any Environmental Law relating to the property presently owned, operated or leased by any of the York Sale Entities, except for such decrees, orders and judgments as would not, individually or in the aggregate, impair the ability of the Purchaser to operate any of the property presently owned, operated or leased by any of the York Sale Entities, after the Closing in the manner operated by any of the York Sale Entities on the date hereof or to meet any contractual requirement under the License or the Government Agreement, or any other document, instrument, or agreement set forth on Schedule 4.14 pursuant to Sections 4.14.5 and 4.14.6.

         4.20. Construction Period. Except as set forth in Schedule 4.20, as of the date hereof: (a) all construction period payments shall have been made by or on behalf of each of the York Sale Entities under any and all project agreements entered into by the York Entities; (b) the scope of work and any and all obligations of the counter-parties to the construction and engineering contracts have been completed and accepted by each of the York Sale Entities (as applicable); (c) all open punchlist items under the construction and engineering agreements have been completed to the satisfaction of each of the York Sale Entities (as applicable) or a buy-out agreement has been reached which was accepted by each of the York Sale Entities (as applicable); and (d) all warranty items under the construction and engineering agreements have been completed and all warranties have been transferred under such agreements to the applicable York Sale Entity.

         4.21. Operation and Maintenance. Except as set forth in Schedule 4.21, as of the date hereof, with regard to the property and assets of the York Sale
Entities: (a) all inspections and overhauls have been completed in accordance with the original equipment manufacturer's ("OEM") recommended inspection and overhaul schedules; (b) all spare parts necessary to meet the OEM's recommended inspection and overhaul schedules have been ordered and such spare parts inventories have been maintained; (c) all TIL's of the OEM have been completed on a timely basis; and (d) no warranty claims have been made in connection with the assets and property of any of the York Sale Entities.

         4.22. Foreign Corrupt Practices Act. Neither the York Entities, nor any of their affiliates have made any direct or indirect payment of money or anything of value to any governmental official, political party, or candidate for political office for the purpose of obtaining or retaining business in connection with the business, assets, or operations of the York Entities, or any of their affiliates. Without limiting the above, neither the York Entities, nor any of their affiliates has breached any provisions of the U.S. Foreign Corrupt Practices Act or has any knowledge of such a breach by any other person who is, or has been associated with any of the York Entities in connection with, or relate to, the Seller or the York Sale Entities.

         4.23. Employee Compensation. Schedule 4.23 contains a true and complete list of all Persons employed by the York Sale Entities and all agents and consultants (other than the operator) engaged by the York Sale Entities as of the date hereof, together with a statement as to the full amount of compensation or commissions paid or payable to, or on behalf of, each such Person for services rendered during the fiscal year ended December 31, 2000 and the current aggregate base salary rate, commission rate or fee schedule for each such Person. On the Closing Date, other than liabilities incurred in the ordinary course of business consistent with historical payments by the York Sale Entities, the York Sale Entities will not have any outstanding liability for payment of wages, commissions, vacation pay (whether accrued or otherwise), salaries, fees, bonuses, reimbursable employee business expenses, pensions, contributions under any employee benefit plans or any other compensation or perquisites, current or deferred, under any labor, employment or consulting contracts, whether oral or written, based upon or accruing with respect to those services of the employees of the York Sale Entities performed prior to the Closing Date, except as otherwise set forth in Schedule 4.23. The York Sale Entities have not, because of past practices or previous commitments with respect to its employees, consultants or agents, established any rights on the part of such employees, consultants or agents to receive additional compensation with respect to any period after the Closing Date, except as and to the extent set forth in Schedule 4.23.

         4.24. Labor Matters. (a) Purchaser has been provided with true, complete and correct copies of, and Schedule 4.24 sets forth a complete list of, all employment, severance, termination, consulting, bonus, profit sharing, percentage compensation, deferred compensation, stock purchase or stock option plans or other compensation plans, agreements, commitments or arrangements that the York Sale Entities have with all present or former directors, officers, employees, consultants or agents thereof, excluding agreements and commitments terminable by Seller on not more than thirty (30) days notice without liability or penalty (the "Benefit Arrangements"). Except as set forth in Schedule 4.24, none of the York Sale Entities have taken any action that could be deemed to trigger, and the consummation of the transactions contemplated hereby will not be deemed to trigger, any severance benefits under any of such Benefit Arrangements.

               (b) None of the York Sale Entities is a party to any collective bargaining agreements. There is no unfair labor practice or employment discrimination or other employment related complaint, grievance or proceeding against any of the York Sale Entities or against any Person with respect to any employee of the York Sale Entities pending or, to the knowledge of any of the York Sale Entities, threatened before any applicable federal, state, local or foreign governmental entity or regulatory body. To the knowledge of the York Sale Entities, there are no circumstances likely to give rise to any such complaint, grievance or proceeding.

               (c) Each of the York Sale Entities is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Each of the York Sale Entities enjoys good relations with its employees and agents.

         4.25. Brokers. Except for Credit Suisse First Boston, whose fees, commissions and expenses are the sole responsibility of the Seller and the York Guarantor, all negotiations related to this Agreement and the transactions contemplated hereby have been carried out by the Seller and the York Guarantor directly with Purchaser without the intervention of any person on behalf of Seller in such manner as to give rise to any valid claim by any person against Purchaser or the York Sale Entities for a finder's fee, brokerage commission or similar payment.

         4.26. Disclosure. All material facts relating to the assets, properties, operations, or business or condition of the York Entities have been disclosed to the Purchaser in or in connection with this Agreement. None of the York Entities have either consciously, knowingly, or recklessly made or given any representation, warranty, or statement whether in this Agreement, in any schedule attached hereto, or in any documents or other papers furnished to the Purchaser pursuant to any provision of this Agreement (including without limitation the Balance Sheets and other Financial Statements), that contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 5. REPRESENTATIONS AND WARRANTIES BY PURCHASER

         Purchaser represents and warrants to the Seller as follows:

         5.1. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state of organization and has full corporate power and authority to enter into this Agreement and the related agreements referred to herein and to carry out the transactions contemplated by this Agreement and to carry on its business as now being conducted and to own, lease or operate its properties.

         5.2. Authorization and Approval of Agreement. All proceedings or corporate action required to be taken by Purchaser relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been taken at or prior to the Closing.

         5.3. Execution, Delivery and Performance of Agreement. Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and this Agreement constitutes a valid and binding obligation of Purchaser.

         5.4. Financing. Purchaser has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

         5.5. Investment Representation. Purchaser acknowledges that the Quotas to be acquired by it have not been registered under the Securities Act of 1933, as amended, or any other federal or state securities laws may not be sold absent such registration or an exemption from the registration requirements thereof. Purchaser is acquiring the Quotas for investment purposes and with no present intent of selling such Quotas in violation of any federal or state securities laws.

SECTION 6. CONDUCT OF BUSINESS PRIOR TO CLOSING.

         (a) Prior to the Closing, the York Sale Entities will, and the York Guarantor and Seller shall cause the Company (and the Company shall cause YHB which shall cause InnCOGEN) to, (a) conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its assets and properties in good condition and repair in accordance with OEM recommended inspection and overhaul schedules, requirements of law, and prudent industry practices as generally employed in the independent power generation industry (b) maintain insurance thereon in accordance with present practices and prudent industry practices, and the York Sale Entities, Seller, and the York Guarantor will use their best efforts to preserve the business and organization of the York Sale Entities, to keep available to Purchaser the services of InnCOGEN's, YHB's and the Company's present officers and employees, and to preserve for the benefit of Purchaser the relationships with InnCOGEN's, YHB's and the Company's landlords, suppliers and customers and others having business relations with it. The Seller shall give Purchaser prompt written notice of any change in any of the information contained in the representations and warranties made in Section 4 hereof or the Schedules referred to therein which occurs prior to the Closing.

         (b) Seller shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable that which is required in order to redeem the Portfolio Bonds.

SECTION 7. ACCESS TO INFORMATION AND DOCUMENTS.

         The York Entities will give (or cause to be given to) Purchaser and its affiliates and Purchaser's and its affiliate's attorneys, accountants and other representatives full access to the York Sale Entities' personnel and all properties, documents or other papers, contracts and other agreements, books and records of the York Sale Entities and will furnish Purchaser with copies of such documents or other papers (certified by any applicable officers of such entity if so requested) and with such information with respect to the affairs of the Company as Purchaser may from time to time request. Any furnishing of such information to Purchaser or any investigation by Purchaser shall not affect Purchaser's right to rely on any representations and warranties made in this Agreement.

SECTION 8. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.

         All obligations of Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and Seller shall exert its best efforts to cause each such condition to be so fulfilled:

         8.1. All representations and warranties of the Seller contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects except for changes (i) in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein and (ii) which would not be required to be disclosed in any schedule hereto upon the making of such representations and warranties at and as of the date of the Closing hereunder.

         8.2. Since the date of this Agreement, no event shall have occurred (or be occurring) or condition shall exist (or be existing) that has had (or continues to have) a Material Adverse Effect on any of the York Sale Entities.

         8.3. No event of default shall have occurred and be continuing in connection with any document, instrument, or agreement set forth in Schedule
4.14 pursuant to the provisions of Sections 4.14.5 and 4.14.6.

         8.4. All covenants, agreements and obligations required by the terms of this Agreement to be performed by the York Sale Entities at or before the Closing shall have been duly and properly performed in all material respects.

         8.5. The Consent and the Attorney General Letter, together with any and all other consents or approvals required to be delivered hereunder to consummate the transactions contemplated hereby, shall have been duly executed and delivered.

         8.6. The Purchaser shall have received evidence satisfactory to it, in its sole discretion, that all liens and encumbrances on the shares, quotas, business, assets, property, and equipment of the York Sale Entities have been released.

         8.7. There shall be delivered to Purchaser the Officer's Certificate executed by the Seller, dated the date of the Closing, certifying that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.6, 8.8, and 8.16 have been fulfilled.

         8.8. No provision of any applicable law and no judgment, injunction, order or decree shall prohibit, limit or otherwise restrict the consummation of the transactions contemplated hereby.

         8.9. All transactions between (i) any of the York Sale Entities and
(ii) the Seller or any affiliates of the York Sale Entities or the Seller other than the Company, YHB, or InnCOGEN shall, at Purchaser's sole option, have been terminated without any further liability to Purchaser or the York Sale Entities, effective as of the Closing Date.

         8.10. The Schedules required to be updated as of the Closing Date pursuant to the terms herein shall have been determined to be acceptable by Purchaser, in its sole discretion.

         8.11. All documents or other papers required to be delivered to Purchaser at or prior to Closing shall have been so delivered.

         8.12. Purchaser shall have received legal opinions dated as of the Closing Date, in form and substance reasonably acceptable to Purchaser from the following persons: (a) the Seller's counsel; (b) Purchaser's Barbadian counsel; and (c) Purchaser's Trinidadian counsel.

         8.13. Purchaser shall have received evidence or assurances reasonably satisfactory to it that InnCOGEN shall be permitted to carry its net operating loss over until the post-Trinidadian tax holiday period.

         8.14. Purchaser shall have (a) received a final, non-appealable determination of exempt wholesale generator status regarding InnCOGEN from the Federal Energy Regulatory Commission or (b) filed a notification of Foreign Utility Company status with the Securities and Exchange Commission.

         8.15. Purchaser shall have received satisfactory evidence that the York Sale Entities have no obligations to (a) Design Build Professionals and no liability arising out of any relationship between either York or Seller and Design Build Professionals, and (b) Duke/Fluor Daniel International Services and no liability arising out of any relationship between either York or Seller and Duke/Fluor Daniel International Services, (c) York Guarantor or any other York Entity for any managerial and/or administrative services provided to any of the York Sale Entities, (d) the GOTT or any agency or instrumentality thereof for any payments to be assessed on InnCOGEN under the new RIC law for calendar year 2001, (e) the GOTT or any agency or instrumentality thereof for any payments under the new Trinidad Greenfund law for calendar year 2001, (f) any contractor or any other Person in connection with the ongoing expansion of InnCOGEN's administrative offices and the construction of maintenance sheds at the InnCOGEN facility, (g) to any contractor or any other Person in connection with any payment for repairs to transition pieces from Unit 1 or charges for consumable parts from General Electric ("GE") and any other similar payments or charges in connection with or arising from the turbine combustion inspection of Unit 2, (h) any contractor or any other Person in connection with any payment of any invoice associated with any activity in connection with Unit 3 through the Closing Date, and (i) any payments to be made or costs associated with the employee claim against InnCOGEN identified in Schedule 4.11.

         8.16. Seller shall have executed and delivered an original counterpart to the Escrow Agreement.

         8.17. Seller shall have performed the overhaul and maintenance activities on InnCOGEN's Units 1, 2, and 3 as specified on Schedule 4.10 or sufficient funds shall remain in InnCOGEN's accounts to perform such overhaul and maintenance activities.

         8.18. Purchaser shall have received all necessary corporate approvals to consummate the transactions contemplated hereby.

SECTION 9. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.

         All obligations of the Seller at the Closing are subject, at the option of the Seller, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall exert its best efforts to cause each such condition to be so fulfilled:

         9.1. All representations and warranties of Purchaser contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.

         9.2. All obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all material respects.

         9.3. There shall be delivered to the Seller a certificate executed by an officer of Purchaser, dated the date of the Closing, certifying that the conditions set forth in Sections 9.1 and 9.2 have been fulfilled.

         9.4. No provision of any applicable law and no judgment, injunction, order or decree shall prohibit, limit or otherwise restrict the consummation of the transactions contemplated hereby.

         9.5. The Seller shall have received an opinion from Purchaser's counsel dated as of the Closing Date, in form and substance reasonably acceptable to Seller.

         9.6. The York Guarantor shall have received, after giving effect to the payment of the purchase price hereunder, aggregate gross proceeds from the sale contemplated sufficient to allow it to redeem the Portfolio Bonds.

         9.7. Purchaser shall have executed and delivered an original counterpart to the Escrow Agreement.

SECTION 10. INDEMNIFICATION.

         10.1. The York Guarantor and Seller hereby indemnify and agree to hold Purchaser harmless from, against and in respect of (and shall on demand reimburse Purchaser for) any and all losses, debts, claims, liabilities or damages ("Losses") suffered or incurred by Purchaser by reason of or in connection with:

               10.1.1. any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by any of the York Entities contained herein or in any certificate, document or instrument delivered to Purchaser pursuant hereto or in connection herewith;

               10.1.2. any claim for a finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of any of the York Entities with respect to this Agreement or any of the transactions contemplated hereby or by any prospective purchaser of any of the York Sale Entities or all or any part of their respective business or assets with respect to any such potential purchase;

               10.1.3. any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and reasonable expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity;

               10.1.4. any Taxes attributable to periods on or before the Closing Date;

               10.1.5. any amounts owed to Purchaser pursuant to the proration under Section 3.4; and

               10.1.6. any amounts payable by Seller or any of the York Sale Entities in connection with the obligations set forth Section 8.15.

         Notwithstanding anything to the contrary contained in this Agreement, the York Guarantor and the Seller shall have no liability, nor be subject to any claim under Section 10.1.1 in respect of any inaccuracy in or breach of any representation, warranty or covenant of the York Entities unless and until, the aggregate amount of all Losses suffered or incurred by Purchaser as result thereof exceeds one million U.S. dollars ($1,000,000.00); provided, that the total liability of Seller or York Guarantor shall not exceed ten million U.S. dollars ($10,000,000). Notwithstanding the foregoing, such one million dollar threshhold and ten million dollar limitation on Seller or York Guarantor's liability shall not apply for any Losses suffered or incurred by Purchaser as a result of (i) any inaccuracy or breach of Sections 4.4, 4.5, 4.6, 4.13 or 4.22 of this Agreement, (ii) Seller's or York Guarantor's fraud, bad faith or willful misconduct, or (iii) any indemnification obligations under Sections 10.1.4, 10.1.5, and 10.1.6.

         10.2. Purchaser hereby agrees to indemnify and hold the Seller harmless from, against and in respect of (and shall on demand reimburse the Seller for), any and all Losses suffered or incurred by Seller by reason of or in connection with:

               10.2.1. any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Purchaser contained herein or in any certificate, document or instrument delivered to the Seller by Purchaser pursuant hereto or in connection herewith;

               10.2.2. any claim for a finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of the Purchaser with respect to this Agreement or any of the transactions contemplated hereby;

               10.2.3. any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

               10.2.4. any amounts owed to Seller pursuant to the proration under Section 3.4.

         Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall have no liability, nor be subject to any claim under Section 10.2.1, in respect of any inaccuracy in or breach of any representation, warranty or covenant of the Purchaser unless and until, the aggregate amount of all Losses suffered or incurred by Seller as result thereof exceeds one million U.S. dollars ($1,000,000.00); provided, except as set forth in Section 10.3, the total liability of Purchaser shall not exceed ten million U.S. dollars ($10,000,000). Notwithstanding the foregoing, such one million dollar threshhold and ten million dollar limitation shall not apply to any losses suffered or incurred by Seller as a result of Purchaser's fraud, bad faith, or willful misconduct or any indemnification obligations under Section 10.2.4.

         10.3. NRG Guarantor hereby irrevocably and unconditionally guarantees to Seller payment of (a) the Purchase Price by Purchaser pursuant to the terms set forth in Section 2 and upon the satisfaction of the conditions set forth elsewhere in this Agreement and (b) Purchaser's obligations under Section 10.2.

         10.4. After the receipt by any party (hereinafter called the "Indemnitee") hereto of written notice of any claim or of the commencement of any action or proceeding, such party shall, if a claim with respect thereto is to be made against any party (or parties) obligated to provide indemnification (hereinafter called the "Indemnifying Party") pursuant hereto, give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding (collectively, "Actions") (including a copy of such claim, process and all legal pleadings) as promptly as the Indemnitee shall consider reasonable given the magnitude and nature of the claim. The Indemnifying Party shall be entitled to control the defense of Actions with reputable counsel reasonably acceptable to the Indemnitee. The Indemnifying Party shall be entitled to impose a settlement only if it shall either have paid such settlement in full or shall have offered to Indemnitee a bond or letter of credit issued by a reasonably satisfactory financial institution payable to Indemnitee (or other security satisfactory to Indemnitee in its sole discretion) in an amount sufficient to satisfy Indemnifying Party's obligations with respect thereto. If any such bond or letter of credit is not furnished for any Action, the Indemnitee shall control, and shall have the right to settle or not to settle, such Action. In all events, the Indemnifying Party shall be entitled to participate in all Actions with reputable counsel reasonably acceptable to the Indemnitee. The Indemnitee shall, upon reasonable request, assist the Indemnifying Party with respect to the defense of any Action.

         10.5. Subject to Section 11, this Section 10 (and the indemnification provided hereunder) shall survive the termination or expiration of this Agreement.

SECTION 11. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of the York Sale Entities or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of the York Guarantor, Seller and Purchaser contained in this Agreement will survive the Closing (a) indefinitely with respect to the representations and warranties contained in Sections 4.4, 4.5, 4.6, 4.22, and 5.2, (b) until sixty (60) calendar days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 4.9, 4.17, and 4.19, and (c) with respect to all other representations and warranties, for two (2) years from the Closing Date, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b) or (c) above will continue to survive if a notice or claim shall have been timely given or made under Section 10 on or prior to such termination date, until the related notice or claim for indemnification has been satisfied or otherwise resolved as provided in Section
10. Notwithstanding the foregoing, the time limitations set forth in this
Section 11 shall not apply to claims based upon allegations of fraud and willful misconduct.

SECTION 12. NOTICES.

         Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered or certified mail, return receipt requested, or by facsimile upon receipt of a confirmation, addressed to the parties at the addresses set forth on the signature page (or at such other address as any party may specify by notice to all other parties given as aforesaid).

SECTION 13. ARBITRATION.

         13.1. Dispute Resolution. Every dispute of any kind or nature between
(a) Seller and the York Guarantor and (b) the Purchaser arising out of or in connection with this Agreement (each a "Dispute") shall be resolved in accordance with this Section 13, to the extent permitted by law.

         13.2. Good Faith Effort. In the event of a Dispute, (a) the Purchaser and (b) the Seller, and York Guarantor shall in good faith attempt to resolve such Dispute by negotiations. If a Dispute cannot be resolved by negotiation, then such Dispute shall be resolved by binding arbitration by three arbitrators.

         13.3. Binding Arbitration. Arbitration shall be commenced upon party giving notice to the other party of its election (the date of such notification, the "Arbitration Notification Date") to so initiate arbitration proceedings. The arbitration shall be conducted in New York, New York in the English language in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC") then in force and effect. Seller and Purchaser shall each appoint one arbitrator within ten (10) days of the Arbitration Notification Date, with the third arbitrator to be selected by the first two within five (5) days after the last of the first two arbitrators have been appointed by the parties to the arbitration. In the absence of agreement between two arbitrators in their selection of a third arbitrator, the ICC shall appoint the third arbitrator. This third arbitrator (whether selected by the ICC or the other arbitrators) shall act as chairperson of the panel. The arbitrators shall apply the procedural rules adopted by them in accordance with the rules of the ICC.

         13.4. Awards. Each party to the arbitration proceedings agrees that the activities under this Agreement are of a commercial nature and that any award rendered by an arbitral tribunal under Section 13.3 shall be final and non-appealable and shall be enforceable against itself and its assets. Each of the parties hereto hereby irrevocably consents and agrees that any legal action, suit or proceeding with respect to the enforcement, modification, vacation or correction of an award rendered in such arbitration shall be subject to the provisions of Section 15.11.

         13.5. Exclusive Procedure. The procedures specified in this Section 13 shall be the sole and exclusive procedures for the resolution of Disputes (as specifically defined in this Section 13). Despite any such action, the parties shall continue to participate in good faith in the procedures specified in this
Section 13. All applicable statutes of limitation shall be tolled while the procedures specified in this Section 13 are pending. The parties shall take such action, if any, required to effectuate such tolling.

SECTION 14. CONFIDENTIALITY; NON-CIRCUMVENTION AND NON-COMPETE.

         14.1. Non-Disclosure to Third Parties. Any Proprietary Information of a party (the "Transferor") which is disclosed to or otherwise received or obtained by the other party (the "Transferee") incident to this Agreement is disclosed, and shall be held, in confidence, and the Transferee shall not publish or otherwise disclose any Proprietary Information to any person for any reason or purpose whatsoever, or use any Proprietary Information for its own purposes or for the benefit of any person, without the prior written approval of the Transferor, which approval may be granted or withheld by the Transferor in its sole discretion; provided, however, that Purchaser may disclose Proprietary Information to any prospective financing party for purposes of such prospective financing party's evaluation in connection with the provision of equity or debt financing, or refinancing for any such financing, for its acquisition of the Quotas and/or the York Sale Entities; and provided further that nothing herein shall limit the right of the Transferee to provide any Proprietary Information to any governmental authority having jurisdiction over or asserting a right to obtain such information (including as part of the application for any consent or authorization or pursuant to any disclosure required by the securities laws of any applicable jurisdiction), provided that (i) such governmental authority orders that such Proprietary Information be provided (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of any applicable Governmental or Regulatory Bodies), and (ii) the Transferee promptly advises the Transferor of any request for such information by such governmental authority and cooperates in giving the Transferor an opportunity to present objections, requests for limitation, and/or requests for confidentiality or other restrictions on disclosure or access, to such governmental authority. Each party's obligation to maintain Proprietary Information in confidence shall be deemed performed if such party observes, with respect thereto, the same safeguards and precautions which such party observes with respect to its own proprietary information of the same or similar kind.

         14.2. Definition of Proprietary Information. The term "Proprietary Information" means all information, written or oral, which has been or is disclosed by the Transferor, or by any affiliate or associate of the Transferor, or which otherwise becomes known to the Transferee, or to any affiliate, associate or other party in a confidential relationship with, the Transferee, and which (x) relates the specific assets being transferred pursuant to the terms of this Agreement or, subject to Section 15.7, to the transactions contemplated herein, or (y) the Transferor expressly designates in writing to be confidential. However, Proprietary Information shall exclude information falling into any of the following categories:

               (a) Information that, at the time of disclosure hereunder, is in the public domain, other than information that entered the public domain by breach of this or any other agreement, or in violation of any other applicable law;

               (b) Information that, after disclosure hereunder, enters the public domain, other than information that entered the public domain by breach of this or any other agreement, or in violation of any other applicable law;

               (c) Information, other than that obtained from third parties, that prior to disclosure hereunder, was already in the recipient's possession, either without limitation on disclosure to others or subsequently becoming free of such limitation;

               (d) Information obtained by the recipient from a third party having an independent right to disclose the information; or

               (e) Information that is available through independent research without use of or access to the Proprietary Information.

         14.3. Limitations on Required Disclosure. Each party agrees that it will make available Proprietary Information received from the other party to its own affiliates and associates only on a need-to-know basis, and that all persons to whom such Proprietary Information is made available will be made aware of the confidential nature of such Proprietary Information, and will be required to agree to hold such Proprietary Information in confidence under terms substantially identical to the terms hereof.

         14.4. Compelled Disclosure. In the event that a Transferee or anyone to whom the Transferee transmits the Proprietary Information pursuant to this Agreement becomes legally compelled (by oral questions, interrogatories, or other requests for information or documents, pursuant to a subpoena, civil investigative demand, or other similar legal process)(including as part of the application for any consent or authorization or pursuant to any disclosure required by the securities laws of any applicable jurisdiction) to disclose any of the Proprietary Information, the Transferee shall promptly seek a protective order or other appropriate remedy unless the Transferor waives compliance with this Section 14. In the event that such protective order or other remedy is not obtained, or that the Transferor waives compliance with Section 14, the Transferee or its representatives shall furnish only that portion of the Proprietary Information which is legally required and the party shall exercise all reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded the Proprietary Information. Notwithstanding anything to the contrary contained herein, Seller and Purchaser consent in advance to the filing of this Agreement as an exhibit to any securities law filings that may be required of either the York Guarantor or the NRG Guarantor with the U.S. Securities and Exchange Commission. Such filings may be made without either party seeking any confidential treatment or applicable protective order.

         14.5. Remedies. In the event of a breach or threatened breach of the provisions of Section 14.1 above by any Transferee, the Transferor shall be entitled to an injunction restraining such party from such breach. Nothing contained herein shall be construed as prohibiting the Transferor from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement.

         14.6. Non-circumvention. Seller will utilize the Proprietary Information solely and exclusively in connection with the transactions contemplated hereunder and will not use any Proprietary Information to the detriment or disadvantage of Purchaser or its affiliates, nor to gain any competitive advantage over Purchaser (or its affiliates) in any competitive situation in Trinidad and Tobago, whether individually, through the York Guarantor, an affiliate thereof, or in connection with other firms. Seller shall not, either directly or indirectly, compete with Buyer for the rights relating to the sale of energy to TTEC pursuant to the terms of the License Agreement (as in effect on the Closing Date).

         14.7. Integration. All prior confidentiality agreements and commitments shall be considered merged into and superseded by the provisions of this Agreement generally, and this Section 14 specifically.

         14.8. Survival. The provisions of this Section 14 shall survive the termination or expiration of this agreement for a period of five (5) years.

SECTION 15. MISCELLANEOUS.

         15.1. Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

         "contracts and other agreements" means all executory contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses or commitments which are legally binding.

         "documents or other papers" means any document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, facsimile, statement, schedule (including any Schedule to this Agreement), or exhibit (including any Exhibit to this Agreement).

         "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

         "Governmental or Regulatory Body" means any court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision.

         "Material Adverse Effect" means, in the case of any Person, any change or changes or effects that individually or in the aggregate are or may reasonably be expected to be materially adverse to (i) the assets, properties, business, operations, income, prospects, or condition (financial or otherwise) of such Person or the transactions contemplated by this Agreement or (ii) the ability of such Person to perform its obligations under this Agreement, the Government Agreement, the License, or any other document, instrument or agreement set forth in Schedule 4.14 pursuant to the provisions of Sections
4.14.5 and 4.14.6. For the avoidance of doubt, the costs of any event of loss affecting the assets of any of the York Sale Entities that are in excess of insurance proceeds shall be sufficient to be considered to result in a Material Adverse Effect.

         "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

         "Portfolio Bonds" means the York Power Funding (Cayman) Limited Senior Secured Bonds due October, 30, 2007.

         "York Sale Entities" means the Company, YHB and InnCOGEN, collectively.

         15.2. No Solicitations. Each of Seller and York Guarantor covenants that it will not take, nor will it permit the York Sale Entities or any affiliate of the foregoing (or authorize or permit any investment banker, financial advisor, attorney, accountant or other person retained by or acting for or on behalf of Seller, York Guarantor, or the York Sale Entities or any of their affiliates) to take, directly or indirectly, any action to initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any person (a) to engage in any business combination with any of the York Sale Entities, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any business combination with any of the York Sale Entities or (c) to furnish or cause to be furnished any information with respect to the York Sale Entities to any person (other than as contemplated by Section 7) who the York Entities or any affiliate thereof (or any such person acting for or on their behalf) knows or has reason to believe is in the process of considering any business combination with any of the York Sale Entities. If any of the York Entities or any such affiliate (or any such person acting for or on their behalf) receives from any person (other than Purchaser or any other Person referred to in Section 7) any offer, inquiry or informational request referred to above, Seller will promptly advise such person, by written notice, of the terms of this Section 15.2 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

         15.3. Integration; Modification. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

         15.4. Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         15.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and permitted assigns, and each individual party hereto and his heirs, personal representatives, and successors. This Agreement may not be assigned by any party hereto, and any purported assignment shall be null, void and of no effect; provided, however, that, without the consent of Seller, the Purchaser shall have the right, in its sole discretion, to assign this Agreement, and its rights and obligations hereunder, to an affiliate of the NRG Guarantor. The remedies provided for herein are cumulative and non-exclusive.

         15.6. Headings. The paragraph, section, schedule, and exhibit headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

         15.7. Further Assurances; Press Releases. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement. No Party shall make any public statements or disclosures about the existence or terms and conditions of this Agreement and the transactions contemplated hereunder, without the prior consent of the other party, except if required by applicable law (including as part of the application for any consent or authorization or pursuant to any disclosure required by the securities laws of any applicable jurisdiction).

         15.8. Taxes. The Purchaser will pay all sales, transfer and documentary taxes, if any, payable in connection with the sale, conveyances, assignments, transfers and deliveries to be made to Purchaser hereunder.

         15.9. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

         15.10. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

         15.11. Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally (to the maximum extent not prohibited by law) and subject to the provisions of Section 13:

                (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL OR ARBITRAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                (c) AGREES THAT THE SERVICE OF PROCESS OR OF ANY OTHER PAPERS UPON IT BY REGISTERED MAIL AT ITS RESPECTIVE ADDRESSES SET FORTH HEREIN SHALL BE DEEMED GOOD, PROPER AND EFFECTIVE SERVICE UPON IT;

                (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                (e) WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ARBITRAL OR LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         15.12. No Third Party Beneficiaries. This agreement in not intended to, and shall not, confer any rights upon any parties other than the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT FOR THE PURCHASE AND SALE OF SOCIAL QUOTAS to be duly executed as of the day and year first above written.

ADDRESS:                                                     Purchaser:

NRGENERATING HOLDINGS GMBH                                   NRGENERATING HOLDINGS GMBH
Steinackerstrasse 9
8700 Kusnacht
Switzerland                                                  By:  _____________________________________
                                                                      Name:
                                                                      Title:
With a copy to:

NRG Energy, Inc.
901 Marquette Avenue,
Minneapolis, Minnesota 55403
Attention: Senior Vice President and General Counsel

ADDRESS:                                                     NRG GUARANTOR:

NRG Energy, Inc.                                             NRG ENERGY, INC.
901 Marquette Avenue,
Minneapolis, Minnesota 55403

With a copy to:                                              By:  _____________________________________
                                                                      Name:
NRG Energy, Inc.                                                      Title:
901 Marquette Avenue,
Minneapolis, Minnesota 55403
Attention: Senior Vice President and General Counsel

ADDRESS:                                                     SELLER:

c/o York Research Company                                    YORK HOLDINGS (CAYMANS) L.L.C.
280 Park Avenue
New York, New York 10017

With a copy to:                                              By:  _____________________________________
                                                                      Name: Robert Paladino
Moses & Singer LLP                                                    Title:
1301 Avenue of the Americas
New York, New York 10019

ADDRESS:                                                     COMPANY:

c/o York Research Company                                    YORK EX INTERNATIONAL SRL
280 Park Avenue
New York, New York 10017

With a copy to:                                              By:  _____________________________________
                                                                      Name:  Robert Paladino
Moses & Singer LLP                                                    Title:
1301 Avenue of the Americas
New York, New York 10019

ADDRESS:                                                     YORK GUARANTOR:

c/o York Research Company                                    YORK RESEARCH CORPORATION
280 Park Avenue
New York, New York 10017

With a copy to:                                              By:  _____________________________________
                                                                      Name:  Robert Paladino
Moses & Singer LLP                                                    Title:  Executive Vice President
1301 Avenue of the Americas
New York, New York 10019
